Exhibit (a)(1)(J)

FORM OF COMMUNICATION TO ELIGIBLE OPTIONHOLDERS

REJECTING THE ELECTION FORM OR ELIGIBLE OPTION INFORMATION

SHEET UNDER THE EXCHANGE OFFER

Date:

To:

From:	LeapFrog Enterprises, Inc.

Re:	Rejected Election Form and Eligible Option Information Sheet Under Exchange Offer

Unfortunately, your Election Form and/or Eligible Option Information Sheet regarding our exchange offer was either inaccurate, incomplete or improperly signed and was not accepted for the following reason(s):                     . If you wish to participate in the exchange offer, please complete and execute the attached Election Form and/or Eligible Option Information Sheet and deliver the documents to LeapFrog so they are received before 9:00 a.m., Pacific Time, on August 27, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:

By Mail or Courier

LeapFrog Enterprises, Inc.

6401 Hollis Street

Emeryville, California 94608

Attention: Margaret Rozowski, Stock Plan Administrator

Phone: (510) 420-5365

By Facsimile

LeapFrog Enterprises, Inc.

Attention: Margaret Rozowski, Stock Plan Administrator

Facsimile: (510) 420-5004

By Hand or Interoffice Mail

Attention: Margaret Rozowski, Stock Plan Administrator

By Email (By PDF or similar imaged document file)

stockplans@leapfrog.com

Please ensure that you receive a confirmation of receipt from us after you submit your revised Election Form and/or Eligible Option Information Sheet. If we do not receive a properly completed and signed Election Form and/or Eligible Option Information Sheet from you before the expiration of the exchange offer at 9:00 a.m., Pacific Time, on August 27, 2009, all eligible option grants currently held by you will remain outstanding according to their existing terms.

You should direct questions about the exchange offer or requests for assistance (including requests for additional or paper copies of the exchange offer, the Election Form, your Eligible Option Information Sheet or other documents relating to this exchange offer) to Margaret Rozowski, Stock Plan Administrator, at 6401 Hollis Street, Emeryville, California 94608 or by calling (510) 420-5365 or sending an email to stockplans@leapfrog.com.